Exhibit 99.1

    FOR IMMEDIATE RELEASE




    Bio-Rad Laboratories Reports Fourth-Quarter and Full-Year Financial Results



    HERCULES, CA - February 12, 2004 - Bio-Rad Laboratories, Inc. (AMEX: BIO and BIOb), a multinational manufacturer and distributor of life science research products and clinical diagnostics, announced financial results for the fourth quarter and year ended December 31, 2003. Fourth quarter revenues were $266.2 million, up 9.5 percent compared to the $243.0 million reported for the same quarter of 2002. Full-year revenues crossed the billion-dollar mark to reach $1,003.4 million, up by 12.4 percent over 2002 results. This growth was largely due to a combination of organic growth in the Company's two main business segments as well as currency effects.

    Fourth Quarter Highlights
      - Overall Company sales for the fourth quarter grew by almost 10 percent, or by just under 1 percent on a currency-neutral basis, to reach $266.2 million compared to $243.0 million reported in the fourth quarter of 2002.
      - Fourth quarter basic earnings were $0.75 per share, or $0.73 per share on a diluted basis, compared to basic earnings per share of $0.64 and diluted earnings per share of $0.62 in the same period of 2002.
      -  On a reported basis, Life Science segment sales for the quarter were
         $130.2 million, or 6.6 percent higher than in the comparable period last year, while on a currency neutral basis segment sales declined by
         2.1 percent for the quarter. Solid performers in this segment included the process chromatography,imaging, nucleic acid amplification, and protein array businesses, offset by price declines in the BSE (bovine spongiform encephalopathy) business.
      - The Clinical Diagnostics segment reported sales of $133.7 million for the quarter, a 12.3 percent increase compared to fourth quarter 2002 results, or 3.2 percent excluding currency effects. These results were due to growth in several areas including immunohematology, quality controls, blood virus screening, and diabetes monitoring.

    2003 Highlights
      - Company sales grew by 12.4 percent, or 3.7 percent on a currency-neutral basis, to $1,003.4 million compared to $892.7 million in 2002.
      -  Net income rose by 12.2 percent to $76.2 million, or $3.00 per share, from $67.9 million, or $2.70 per share in 2002.
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      -  During 2003, Bio-Rad sold $225 million aggregate principal amount of
         7.50% Senior Subordinated Notes due 2013 in a private offering. A portion of the proceeds from this offering were used to fund the retirement of the Company's 11 5/8% Senior Subordinated Notes due 2007. In addition, Bio-Rad refinanced its primary credit facility through a bank syndicate to provide for a new, five-year $150 million revolving facility. 2003 income figures include one-time charges of approximately $14.6 million (or $9.8 million net of taxes) associated with the refinancing. Excluding these charges, 2003 net income rose by 26.6 percent to $85.9 million, or $3.38 per basic share.
      - Full-year reported sales for the Life Science segment were $480.0 million, up 11.8 percent over the previous year's figure, or 2.9 percent on a currency-neutral basis. Clinical Diagnostics segment sales for the year were $514.8 million, a 13.0 percent increase compared to 2002 results, or 4.5 percent excluding currency effects.

    "This was a breakthrough year for Bio-Rad. Our solid performance took us past the much-coveted, billion-dollar milestone," said Norman Schwartz, President and Chief Executive Officer. "We entered the year with new management in place, introduced many new products, restructured our financing, and constructed new facilities to improve our efficiency and to accommodate our growth. These accomplishments, along with a number of other projects, provide good momentum as we enter 2004."

    Management will discuss these results in a conference call at 2:00 p.m.
    PT (5:00 p.m. ET) February 12, 2004. Interested parties can access the call by dialing (800) 299-9086 (in the U.S.), or (617) 786-2903
    (international), access number 90302867. The live web cast can be accessed at http://www.bio-rad.com. A replay of the call will be available at
    (888) 286-8010 (in the U.S.), or (617) 801-6888 (international), access number 17206610, for seven days following the call and the web cast can be accessed at http://www.bio-rad.com for 30 days.

    Bio-Rad Laboratories, Inc. is a multinational manufacturer and distributor of life science research products and clinical diagnostics. It is based in Hercules, California, and serves more than 70,000 research and industry customers worldwide through a network of more than 30 wholly owned subsidiary offices.

    Various statements made within this press release may constitute "forward-looking statements" for purposes of the Securities and Exchange Commission's "safe harbor" provisions under the Private Securities Litigation Reform Act of 1995 and Rule 3b-6 under the Securities Exchange Act of 1934. The forward-looking statements contained herein involve risks and uncertainties that could cause results to differ materially from the Company's expectations.

    For more information contact:
    Christine Tsingos, Vice President and Chief Financial Officer, or Ron Hutton, Treasurer
    Bio-Rad Laboratories, Inc.
    Phone:  (510) 724-7000
    E-mail:  investor_relations@bio-rad.com
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                        Bio-Rad Laboratories, Inc.
                     Fourth Quarter and Full Year 2003
                Condensed Consolidated Statements of Income

                   (In thousands, except per share data)
                                (UNAUDITED)






                                      Three Months Ended   Twelve Months Ended
                                          December 31,        December 31,

                                        2003      2002        2003      2002

    Net Sales                         $266,202  $243,000  $1,003,382  $892,720
    Cost of Goods Sold                 117,350   106,155     437,990   383,235
                                       -------   -------   ---------   -------
    Gross Profit                       148,852   136,845     565,392   509,485

    Selling, General and Administrative
        Expense                         88,819    80,538     325,360   289,175
    Product Research and Development
        Expense                         26,377    22,900      94,270    82,935

    Interest Expense                     4,772     9,810      31,006    28,207
    Foreign Exchange Losses, net         1,242       (95)      4,080     5,441
    Other (Income) Expense, net         (1,001)   (1,295)     (3,012)     (678)
                                       -------   -------   ---------   -------
    Income Before Taxes                 28,643    24,987     113,688   104,405

    Provision for income taxes          (9,452)   (8,746)    (37,517)  (36,542)
                                       -------   -------   ---------   -------
    Net Income                         $19,191   $16,241     $76,171   $67,863

    Basic earnings per share             $0.75     $0.64       $3.00     $2.70
                                       =======   =======   =========   =======
    Weighted average common shares      25,524    25,224      25,416    25,104

    Diluted earnings per share           $0.73     $0.62       $2.90     $2.61
                                       =======   =======   =========   =======
    Adjusted weighted average shares    26,405    26,109      26,310    26,021

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                        Bio-Rad Laboratories, Inc.
               Summary Condensed Consolidated Balance Sheets

                              (In thousands)
                                (UNAUDITED)





                                                              At December 31,
                                                           2003           2002
Current assets:
 Cash and cash equivalents                              $148,642       $ 27,733
 Accounts receivable, net                                234,085        209,282
 Inventories, net                                        190,258        166,372
 Prepaid expenses, taxes and other current assets         97,893         63,227
                                                         -------        -------
     Total current assets                                670,878        466,614

Net property, plant and equipment                        179,123        142,235
Goodwill, net                                             69,503         69,519
Other assets                                              67,354         42,335
                                                         -------        -------
     Total assets                                       $986,858       $720,703
                                                         =======        =======

Current liabilities:
 Notes payable and current maturities of long-term debt $ 10,423       $  7,486
 Accounts payable                                         53,995         50,233
 Accrued payroll and employee benefits                    71,650         62,800
 Sales, income and other taxes payable                    20,833         17,019
 Other current liabilities                                77,425         71,392
                                                         -------        -------
     Total current liabilities                           234,326        208,930

Long-term debt, net of current maturities                225,835        105,768
Deferred tax liabilities                                  13,991          9,839
Other long-term liabilities                               16,899         13,079
Stockholders' equity                                     495,807        383,087
                                                         -------        -------
     Total liabilities and stockholders' equity         $986,858       $720,703
                                                         =======        =======


Certain items have been reclassified to conform to the current presentation.
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                        Bio-Rad Laboratories, Inc.
          Summary Condensed Consolidated Statement of Cash Flows

                              (In thousands)
                                (UNAUDITED)


                                                       Year Ended December 31,
                                                           2003       2002

 Cash flows from operating activities:
     Cash received from customers                       $1,020,135   $885,835
     Cash paid to suppliers and employees                 (826,055)  (711,341)
     Interest paid                                         (17,088)   (25,832)
     Income tax payments                                   (51,280)   (43,939)
     Miscellaneous receipts                                  1,928        112
                                                         ---------    -------
     Net cash provided by operating activities             127,640    104,835

 Cash flows from investing activities:
     Capital expenditures, net                             (69,003)   (42,224)
     Other investing activities                            (37,991)   (12,232)
                                                         ---------    -------
     Net cash used in investing activities                (106,994)   (54,456)


 Cash flows from financing activities:
     Long-term borrowings                                  249,335     44,025
     Payments on long-term debt                           (132,012)  (133,517)
     Other financing activities                             (9,154)    11,288
                                                         ---------    -------
     Net cash provided by (used in)financing activities    108,169    (78,204)


 Effect of exchange rate changes on cash                    (7,906)     8,429

 Net increase (decrease) in cash and cash equivalents      120,909    (19,396)

 Cash and cash equivalents at beginning of year             27,733     47,129
                                                         ---------    -------
 Cash and cash equivalents at end of year                 $148,642   $ 27,733
                                                         =========    =======


 Reconciliation of net income to net cash provided by operating activities:

 Net Income                                               $ 76,171   $ 67,863
 Adjustments to reconcile net income to net cash
 provided by operating activities:
     Depreciation and amortization                          42,009     38,033
     Foreign currency hedge transactions, net               14,998      2,270
     Loss on sale of spectroscopy business and
              write-down of investments                          0      5,007
     Debt retirement costs on 11-5/8% bonds                  9,467          0
     Changes in working capital and other                  (15,005)    (8,338)
                                                           -------    -------
Net cash provided by operating activities                 $127,640   $104,835
                                                           =======    =======


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